Exhibit 99.1

November 26, 2007

Dear Shareholders:

This continues to be an exciting time for us at Voyant. I know many of you are wondering about our progress, our stability, and our plans going forward, so I want to discuss these important topics with you.

Let me start by telling you that our vision of, commitment to, and plans for Voyant remain unchanged. We intend to create a holding company that focuses on the intersection of technology and media content. As such, we expect to have multiple liquidity events for our holdings as we progress. In this respect, our goal is to earn a venture-capital-style return over time. I know many of us would like to see this return today, but it will take us some time.  Nevertheless, our management team remains sufficiently optimistic that we intend to make personal investments in the company in the coming months.  More on that later.

Let me update you on the two principal activities taking up much of our attention these days.

Our RocketStream subsidiary is progressing very well. I know many of you have been waiting for big revenue announcements. We do not have those big revenues yet, and of course we can not make announcements about things we have not yet accomplished.

Having said that, RocketStream is developing in exciting ways. As we have stated for some time now, we believe that the big RocketStream play will come from embedding the technology into other applications and other business constructs, not just from selling the current product as-is.

To that end, we have developed a Macintosh version of our software that is now in beta testing with many potential customers. We are not naming them at this time so as to avoid creating unmanageable expectations, but rest assured that there are some marquee-name beta-testers for the Macintosh version.

As part of our initiative to create cross-platform independence, we are also developing a Linux version of RocketStream. This software is already running in our labs, and we expect to announce a beta test program shortly, much as we did with the Windows and Macintosh versions.

We’ve also turned our attention to how we plan to monetize the RocketStream engine beyond the current file-based transfer acceleration product. A while ago, I had mentioned a more consumer-focused product, and that is still in the works.  Another aspect of this go-forward strategy is the addition of video and data streaming to our arsenal, supplementing the file-based transfers that RocketStream currently accelerates.

We believe that the combination of cross-platform independence and streaming functionality is key to unlocking additional value from the RocketStream technology.

With our upcoming RocketStream release 1.2, in addition to compatibility with Macintosh, we will be making it easier for small businesses to purchase the product. We plan to change our tiered pricing structure to increase brand awareness and to allow online credit card purchases. This initiative, combined with our new network of Value-Added Resellers, is targeted toward matching the product with the right customers and getting results at higher levels as quickly as possible.

We recently we announced a partnership with WAAV, Inc. I want to highlight the significance of this type of initiative. WAAV has developed a portable appliance similar to a Wi-Fi hot spot. It aggregates wireless traffic like a Wi-Fi access node in your home or in your local Starbucks. Most of those devices send output over a cable modem or DSL connection. WAAV outputs over cell-phone lines. With RocketStream, they were able to double their throughput! Imagine if this concept were transferable to other such devices and situations. It is very early in our relationship with the WAAV team, and I want to be clear that we are not sure what we will end up achieving here. It is, however, an example of the diverse array of powerful applications that RocketStream can address.

As big believers in RocketStream and its potential, we have always expected the real value to come from the work we are now doing with outside parties, not just from discrete product sales of the existing product. We believe that we will eventually earn a good return, but remember that we have been on the market for less than a year.

My next update concerns our Aviation Broadband business. After really digging into this market, we can see the limitations of the technology being offered today by our competitors. Through careful analysis and discussions with potential industry partners and customers, it became clear to us that the winning solution for this market requires certain scalability aspects that are under-appreciated by many players in that industry today. This is a terrific opportunity for us if we can set up the right relationships now. We are actively working on this as a priority. In fact, we brought in an additional executive, Ed Gerhardt, to help us address this market. Ed was most recently President of Adapt4. Once we learned more about the real challenges the airlines faced in providing broadband connectivity for their passengers, it became clear to us that what we needed most from our partnership with Adapt 4 was Ed’s expertise, rather than Adapt4’s specific technology.  So instead of pursuing our partnership with Adapt4, we simply hired Ed. I am extremely excited that he is now fully on board here at Voyant.

I believe we will see a lot of progress with Aviation Broadband in the coming months. Stay tuned for this most exciting opportunity. We believe that we have the right technology for the right market at what appears to be the right time!

Next, let me address our current financial situation. We have been very careful to protect our company and our shareholders by being extremely selective about the type of funding we take on. The entire management team believes we are onto something special here, and we are firm in our resolve to get the right type of funding in place. We have been careful to avoid ‘vulture’ financing, as that would harm all of our loyal shareholders (including our management team). We have gone to great lengths to protect our shareholder base here.

We continue in the process of seeking to secure more interim funding on terms that we feel are more acceptable to the company.  We have engaged a banker to explore various capital-raising strategies, and we expect to be able to continue to raise enough funds to operate the company. We hope to have news on this topic before the end of the year.

As an indication of our confidence in this company, our management team has agreed to convert a majority of the outstanding money owed to them into equity. As you may have noticed in our SEC filings, the company owes various sums of money to individuals on the management team, both because most of us have not been drawing our full salaries from the company and also from various other transactions. We will be filing the appropriate paperwork and closing these debt conversion transactions this year. This will help us clean up the balance sheet, but mostly importantly, it will further align our collective interests.

The bottom line is this: we believe in what we are building and have committed our professional lives to this endeavor. I’d like to remind you all once more that this is an early-stage investment opportunity. That means there are risks. At the same time, there is the potential for a venture-capital type of return. I believe that the management team has the right experience to see us through this period of anticipation and into a period of prosperity. Please continue to support us as we continue this exciting journey.

_____________________

Dana Waldman

CEO

P.S.: Once again, I need to remind you that, in this letter, we make forward-looking statements about our future expectations, plans and prospects. There is a risk that the actual results we achieved will differ from those forward-looking statements. To better understand these risks and the reasons that our results may differ from our statements, please read the “Forward Looking Statements Note” on the Investor page of our website and our filings with the Securities Exchange Commission, especially Forms 10KSB and 10QSB.